Exhibit 99.1

Media Contact	Investor Contact
Alice Ferreira, 203-578-2610	Terry Mangan, 203-578-2318
acferreira@websterbank.com	tmangan@websterbank.com
Kristen Manginelli, 203-578-2307
kmanginelli@websterbank.com
WEBSTER REPORTS
FOURTH QUARTER 2020 EARNINGS OF $0.64 PER DILUTED SHARE
WATERBURY, Conn., January 21, 2021 - Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A. and its HSA Bank division, today announced earnings applicable to common shareholders of $57.7 million, or $0.64 per diluted share, for the quarter ended December 31, 2020, compared to $88.1 million, or $0.96 per diluted share, for the quarter ended December 31, 2019. Earnings per diluted share would have been $0.99 for the quarter ended December 31, 2020, adjusting for $42.0 million ($31.2 million after tax) of charges related to strategic optimization initiatives.
For the full year 2020, earnings applicable to common shareholders was $211.5 million, or $2.35 per diluted share, and includes $52.2 million ($38.8 million after tax) of adjustments.
“I am pleased with the results of the quarter as we continue to deliver for our customers and communities as evidenced, in part, by $1.9 billion of quarterly loan originations while maintaining solid credit quality,” said John R. Ciulla, chairman and chief executive officer. “We remain focused on our strategic priorities and positioning ourselves for growth as the macro environment improves in 2021.”
Highlights for the fourth quarter of 2020:
•Revenue of $293.7 million; $297.4 million excluding $3.7 million in hedge termination costs related to debt prepayments.
•Loan growth of $1.6 billion, or 8.0 percent from a year ago, led by commercial and commercial real estate, which increased 16.1 percent. Excluding Paycheck Protection Program (PPP) loans, total loan growth was $348 million, or 1.7 percent.
•Results include a Current Expected Credit Loss (CECL) provision of $(1.0) million with a reserve decrease of $10.4 million compared to the prior quarter, resulting in an allowance coverage of 1.66 percent, or 1.76 percent excluding $1.3 billion of PPP loans.
•Deposit growth of $4.0 billion, or 17.2 percent from a year ago, with growth of $1.7 billion in demand deposits and $704 million in HSA deposits.
•Results include $42.0 million of charges related to strategic optimization initiatives.
•Net interest margin of 2.83 percent.
•Efficiency ratio (non-GAAP) of 60.3 percent.
“Our continued strong liquidity enabled us to reduce borrowings by $608 million in the quarter and $1.8 billion from a year ago,” said Glenn MacInnes, executive vice president and chief financial officer. “The strength of our balance sheet supports our future growth objectives.”

Line of Business performance compared to the fourth quarter of 2019
Commercial Banking
Webster’s Commercial Banking segment serves middle market, commercial real estate, asset-based lending, equipment finance, private banking, and treasury and payment solutions clients. As of December 31, 2020, Commercial Banking had $12.6 billion in loans and leases and $6.0 billion in deposit balances.
Commercial Banking Operating Results:

			Percent
	Three months ended December 31,		Favorable/
(In thousands)	2020	2019	(Unfavorable)
Net interest income	$112,274	$100,151	12.1%
Non-interest income	17,303	16,420	5.4
Operating revenue	129,577	116,571	11.2
Non-interest expense	48,724	45,505	(7.1)
Pre-tax, pre-provision net revenue	$80,853	$71,066	13.8

			Percent
	At December 31,		Increase/
(In millions)	2020	2019	(Decrease)
Loans and leases	$12,649	$11,500	10.0%
Deposits	5,957	4,382	35.9
Note: In 1Q20, segment net interest income was updated to reflect changes in the funds transfer pricing methodology related to allocated capital. The prior period has been restated to reflect the change.
Pre-tax, pre-provision net revenue increased $9.8 million to $80.9 million in the quarter as compared to prior year. Net interest income increased $12.1 million to $112.3 million, primarily driven by loan and deposit growth. Non-interest income increased $0.9 million to $17.3 million as a result of higher loan related fees. Non-interest expense increased $3.2 million to $48.7 million, primarily due to compensation related expense.

HSA Bank
Webster’s HSA Bank division offers a comprehensive consumer-directed healthcare solution that includes health savings accounts, health reimbursement arrangements, flexible spending accounts and commuter benefits. Health savings accounts are distributed nationwide directly to employers and individual consumers, as well as through national and regional insurance carriers, benefit consultants and financial advisors. As of December 31, 2020, HSA Bank had $10.0 billion in total footings comprising $7.1 billion in deposit balances and $2.9 billion in assets under administration through linked investment accounts.
HSA Bank Operating Results:

			Percent
	Three months ended December 31,		Favorable/
(In thousands)	2020	2019	(Unfavorable)
Net interest income	$40,495	$41,993	(3.6)%
Non-interest income	24,105	22,959	5.0
Operating revenue	64,600	64,952	(0.5)
Non-interest expense	34,750	34,893	0.4
Pre-tax, net revenue	$29,850	$30,059	(0.7)

			Percent
	At December 31,		Increase/
(Dollars in millions)	2020	2019	(Decrease)
Number of accounts (thousands)	2,953	2,974	(0.7)%

Deposits	$7,120	$6,416	11.0
Linked investment accounts *	2,853	2,071	37.8
Total footings	$9,973	$8,487	17.5
* Linked investment accounts are held off balance sheet
Note: In 1Q20, segment net interest income was updated to reflect changes in the funds transfer pricing methodology related to allocated capital. The prior period has been restated to reflect the change.
Pre-tax net revenue decreased $0.2 million to $29.9 million in the quarter as compared to prior year. Net interest income decreased $1.5 million to $40.5 million, due to a decline in deposit spreads partially offset by an 11.0 percent growth in deposits. Non-interest income increased $1.1 million to $24.1 million, due primarily to account fees and increased interchange as a result of additional spending compared to the prior year. Non-interest expense decreased $0.1 million to $34.8 million, essentially flat to the prior year.

Community Banking
Community Banking serves consumer and business banking customers primarily throughout southern New England and into Westchester County, New York. Community Banking is comprised of the Personal Banking and Business Banking operating segments, as well as a distribution network consisting of 155 banking centers and 297 ATMs, a customer care center, and a full range of web and mobile-based banking services. As of December 31, 2020, Community Banking had $9.0 billion in loans and $14.3 billion in deposit balances.
Community Banking Operating Results:

			Percent
	Three months ended December 31,		Favorable/
(In thousands)	2020	2019	(Unfavorable)
Net interest income	$110,421	$102,157	8.1%
Non-interest income	26,284	28,098	(6.5)
Operating revenue	136,705	130,255	5.0
Non-interest expense	98,952	97,323	(1.7)
Pre-tax, pre-provision net revenue	$37,753	$32,932	14.6

			Percent
	At December 31,		Increase/
(In millions)	2020	2019	(Decrease)
Loans	$8,992	$8,537	5.3%
Deposits	14,258	12,528	13.8
Note: In 1Q20, segment net interest income was updated to reflect changes in the funds transfer pricing methodology related to allocated capital. The prior period has been restated to reflect the change.
Pre-tax, pre-provision net revenue increased $4.8 million to $37.8 million in the quarter as compared to prior year. Net interest income increased $8.3 million to $110.4 million, driven by loan and deposit balance growth, partially offset by a decline in deposit spreads due to the lower interest rate environment. Non-interest income decreased $1.8 million resulting from lower deposit-related service charges, as well as lower loan servicing fees in the current quarter. This decrease was partially offset by fee income from mortgage banking activities. Non-interest expense increased $1.6 million to $99.0 million due to continued investments in technology and outside services.

Consolidated financial performance:
Quarterly net interest income compared to the fourth quarter of 2019:
•Net interest income was $216.9 million compared to $231.3 million.
•Net interest margin was 2.83 percent compared to 3.27 percent. The yield on interest-earning assets declined by 90 basis points, and the cost of interest-bearing liabilities declined by 49 basis points.
•Average interest-earning assets totaled $30.9 billion and grew by $2.5 billion, or 8.9 percent.
•Average loans totaled $21.7 billion and grew by $1.9 billion, or 9.7 percent.
•Average deposits totaled $27.2 billion and grew by $3.9 billion, or 16.5 percent.
Quarterly provision for credit losses:
•The provision for credit losses was $(1.0) million in the quarter, contributing to a $10.4 million decrease in the allowance for credit losses on loans and leases. The decrease in the allowance reflects our current estimate of forecasted economic conditions. The provision for credit losses was $22.8 million in the prior quarter and $6.0 million a year ago. The reserve release reflects continued favorable credit trends.
•Net charge-offs were $9.4 million, compared to $11.5 million in the prior quarter and $6.1 million a year ago. The ratio of net charge-offs to average loans on an annualized basis was 0.17 percent, compared to 0.21 percent in the prior quarter and 0.12 percent a year ago.
•The allowance for credit losses on loans and leases represented 1.66 percent of total loans at December 31, 2020, compared to 1.69 percent at September 30, 2020 and 1.04 percent at December 31, 2019. Excluding $1.3 billion of risk free PPP loans, the coverage ratio was 1.76 percent at December 31, 2020, compared to 1.80 percent at September 30, 2020 after excluding $1.4 billion of risk free PPP loans. The allowance for credit losses at December 31 and September 30 was estimated in accordance with the CECL accounting standard. The allowance represented 214 percent of nonperforming loans at December 31, 2020 compared to 227 percent at September 30, 2020 and 139 percent at December 31, 2019.
Quarterly non-interest income compared to the fourth quarter of 2019:
•Total non-interest income was $76.8 million compared to $70.9 million, an increase of $5.8 million. This reflects an increase of $5.1 million due to direct investment income, mark to market on customer derivatives, and miscellaneous fee income; an increase of $1.8 million in mortgage banking activities primarily due to higher origination volume and spreads on loans originated for sale; and an increase of $1.1 million in HSA fee income driven primarily by higher account service fees. These increases were partially offset by a $3.0 decrease in deposit service fees driven by lower overdraft and service related fees.

Quarterly non-interest expense compared to the fourth quarter of 2019:
•Total non-interest expense was $219.5 million compared to $179.7 million, an increase of $39.8 million. This reflects strategic optimization initiative charges of $38.3 million: $17.9 million in compensation and benefits; $14.0 million in occupancy; $5.5 million in professional and outside services; and $0.9 million in other expenses. Excluding these charges, non-interest expense increased $1.5 million. This reflects an increase in compensation and benefits of $4.4 million and an increase in technology and equipment of $1.4 million offset by a decrease in other expenses of $4.4 million primarily due to lower pension, travel, and OREO costs.
Quarterly income taxes compared to the fourth quarter of 2019:
•Income tax expense was $15.1 million compared to $26.0 million and the effective tax rate was 20.1 percent compared to 22.3 percent.
•The lower effective tax rate in the quarter primarily reflects the effects of reduced pre-tax income in 2020 compared to 2019.
Investment securities:
•Total investment securities were $8.9 billion, compared to $9.0 billion at September 30, 2020 and $8.2 billion at December 31, 2019. The carrying value of the available-for-sale portfolio included $92.5 million of net unrealized gains, compared to $103.1 million at September 30, 2020 and $24.4 million of net unrealized gains at December 31, 2019. The carrying value of the held-to-maturity portfolio does not reflect $267.2 million of net unrealized gains, compared to $283.0 million at September 30, 2020 and $86.7 million of net unrealized gains at December 31, 2019.
Loans:
•Total loans were $21.6 billion, compared to $21.9 billion at September 30, 2020 and $20.0 billion at December 31, 2019. Compared to September 30, 2020, commercial loans increased by $34.7 million, commercial real estate loans increased by $15.1 million, while consumer loans decreased by $87.4 million and residential mortgages decreased by $103.8 million.
•Compared to a year ago, commercial loans increased by $1.697 billion, with PPP loans representing $1.3 billion of the increase. Commercial real estate loans increased by $373.3 million and residential mortgages increased by $190.7 million, while consumer loans decreased by $275.5 million.
•Loan originations for the portfolio were $1.804 billion, compared to $1.560 billion in the prior quarter ($1.525 billion excluding PPP loan originations), and $1.919 billion a year ago. In addition, $125 million of residential loans were originated for sale in the quarter, compared to $149 million in the prior quarter and $94 million a year ago.

Asset quality:
•Total nonperforming loans were $168.0 million, or 0.78 percent of total loans, compared to $162.6 million, or 0.74 percent of total loans, at September 30, 2020 and $150.9 million, or 0.75 percent of total loans, at December 31, 2019. Total paying nonperforming loans were $59.7 million, compared to $67.4 million at September 30, 2020 and $59.0 million at December 31, 2019.
•Past due loans were $32.9 million, compared to $21.8 million at September 30, 2020 and $42.6 million at December 31, 2019.
Deposits and borrowings:
•Total deposits were $27.3 billion, compared to $26.9 billion at September 30, 2020 and $23.3 billion at December 31, 2019. Core deposits to total deposits were 90.9 percent, compared to 90.5 percent at September 30, 2020 and 86.7 percent at December 31, 2019. The loan to deposit ratio was 79.2 percent, compared to 81.2 percent at September 30, 2020 and 85.9 percent at December 31, 2019.
•Total borrowings were $1.7 billion, compared to $2.3 billion at September 30, 2020 and $3.5 billion at December 31, 2019.
Capital:
•The return on average common shareholders’ equity and the return on average tangible common shareholders’ equity were 7.51 percent and 9.31 percent, respectively, compared to 11.60 percent and 14.34 percent, respectively, in the fourth quarter of 2019.
•The tangible equity and tangible common equity ratios were 8.35 percent and 7.90 percent, respectively, compared to 8.88 percent and 8.39 percent, respectively, at December 31, 2019. The common equity tier 1 risk-based capital ratio was 11.35 percent, compared to 11.56 percent at December 31, 2019.
•Book value and tangible book value per common share were $34.25 and $28.04, respectively, compared to $33.28 and $27.19, respectively, at December 31, 2019.

***

Webster Financial Corporation is the holding company for Webster Bank, National Association and its HSA Bank division. With $32.6 billion in assets, Webster provides business and consumer banking, mortgage, financial planning, trust, and investment services through 155 banking centers and 297 ATMs. Webster also provides mobile and Internet banking. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation; the equipment finance firm Webster Capital Finance Corporation; and HSA Bank, a division of Webster Bank, which provides health savings account trustee and administrative services. Webster Bank is a member of the FDIC and an equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.
Conference Call
A conference call covering Webster’s fourth quarter 2020 earnings announcement will be held today, Thursday, January 21, 2021 at 9:00 a.m. (Eastern) and may be heard through Webster’s Investor Relations website at www.wbst.com, or in listen-only mode by calling 877-407-8289 or 201-689-8341 internationally. The call will be archived on the website and available for future retrieval.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar references to future periods; however, such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives, and expectations of Webster or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Webster’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Webster’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (1) our ability to successfully execute our business plan and manage our risks; (2) local, regional, national, and international economic conditions and the impact they may have on us and our customers; (3) volatility and disruption in national and international financial markets; (4) the potential adverse effects of the ongoing novel coronavirus (COVID-19) pandemic and any governmental or societal responses thereto, including the deployment and efficacy of COVID-19 vaccines, or any other unusual and infrequently occurring events; (5) changes in the level of nonperforming assets and charge-offs; (6) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (7) adverse conditions in the securities markets that lead to impairment in the value of our investment securities; (8) inflation, changes in interest rate, and monetary fluctuations; (9) the timely development and acceptance of new products and services and the perceived value of those products and services by customers; (10) changes in deposit flows, consumer spending, borrowings, and savings habits; (11) our ability to implement new technologies and maintain secure and reliable technology systems; (12) performance by our counterparties and vendors; (13) our ability to increase market share and control expenses; (14) changes in the competitive environment among banks, financial holding companies, and other financial services providers; (15) changes in laws and regulations (including those concerning taxes, banking, securities, insurance, and healthcare) with which we and our subsidiaries must comply, including recent and potential legislative and regulatory changes in response to the COVID-19 pandemic such as the CARES Act and the rules and regulations that may be promulgated thereunder; (16) the effect of changes in accounting policies and practices applicable to us, including changes in our allowance for loan and lease losses and other impacts of recently adopted accounting guidance regarding the recognition of credit losses; (17) legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; and (18) the other factors that are described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the headings “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operation.” Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. A reconciliation of net income and other performance ratios, as adjusted, is included in the accompanying selected financial highlights table.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

WEBSTER FINANCIAL CORPORATION Selected Financial Highlights (unaudited)
	At or for the Three Months Ended
(In thousands, except per share data)	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019

Income and performance ratios:
Net income	$60,044	$69,281	$53,097	$38,199	$90,473
Earnings applicable to common shareholders	57,715	66,890	50,729	36,021	88,066
Earnings per diluted common share	0.64	0.75	0.57	0.39	0.96
Return on average assets	0.73%	0.84%	0.65%	0.50%	1.19%
Return on average tangible common shareholders' equity (non-GAAP)	9.31	10.91	8.47	5.95	14.34
Return on average common shareholders’ equity	7.51	8.80	6.79	4.75	11.60
Non-interest income as a percentage of total revenue	26.14	25.50	21.12	24.12	23.47

Asset quality:
Allowance for credit losses on loans and leases	$359,431	$369,811	$358,522	$334,931	$209,096
Nonperforming assets	170,314	167,314	178,381	169,120	157,380
Allowance for credit losses on loans and leases/total loans and leases	1.66%	1.69%	1.64%	1.60%	1.04%
Net charge-offs/average loans and leases (annualized)	0.17	0.21	0.30	0.15	0.12
Nonperforming loans and leases/total loans and leases	0.78	0.74	0.79	0.78	0.75
Nonperforming assets/total loans and leases plus OREO	0.79	0.77	0.82	0.81	0.79
Allowance for credit losses on loans and leases/nonperforming loans and leases	213.94	227.39	207.17	206.37	138.56

Other ratios:
Tangible equity (non-GAAP)	8.35%	8.19%	8.14%	8.14%	8.88%
Tangible common equity (non-GAAP)	7.90	7.75	7.69	7.67	8.39
Tier 1 risk-based capital (a)	11.99	11.88	11.82	11.60	12.22
Total risk-based capital (a)	13.59	13.47	13.42	13.10	13.55
Common equity tier 1 risk-based capital (a)	11.35	11.23	11.17	10.95	11.56
Shareholders’ equity/total assets	9.92	9.76	9.71	9.76	10.56
Net interest margin	2.83	2.88	2.99	3.23	3.27
Efficiency ratio (non-GAAP)	60.27	59.99	60.04	58.03	58.52

Equity and share related:
Common equity	$3,089,588	$3,074,653	$3,029,742	$2,945,205	$3,062,733
Book value per common share	34.25	34.09	33.59	32.66	33.28
Tangible book value per common share (non-GAAP)	28.04	27.86	27.40	26.46	27.19
Common stock closing price	42.15	26.41	28.61	22.90	53.36
Dividends declared per common share	0.40	0.40	0.40	0.40	0.40
Common shares issued and outstanding	90,199	90,204	90,194	90,172	92,027
Weighted-average common shares outstanding - Basic	89,645	89,630	89,485	90,936	91,574
Weighted-average common shares outstanding - Diluted	89,915	89,738	89,570	91,206	91,916

(a) Presented as preliminary for December 31, 2020 and actual for the remaining periods. In accordance with regulatory capital rules, the Company elected an option to delay the estimated impact of CECL on its regulatory capital over a five-year transition period ending December 31, 2024. As a result, capital ratios and amounts as of December 31, 2020 exclude the impact of the increased allowance for credit losses on loans, held-to-maturity debt securities and unfunded loan commitments attributed to the adoption of CECL.

WEBSTER FINANCIAL CORPORATION Consolidated Balance Sheets (unaudited)
(In thousands)	December 31, 2020	September 30, 2020	December 31, 2019
Assets:
Cash and due from banks	$193,501	$181,524	$185,341
Interest-bearing deposits	69,603	60,276	72,554
Securities:
Available for sale	3,326,776	3,304,217	2,925,833
Held to maturity	5,568,188	5,723,434	5,293,918
Total securities	8,894,964	9,027,651	8,219,751
Allowance for credit losses on investment securities held-to-maturity	(299)	(306)	—
Securities, net	8,894,665	9,027,345	8,219,751
Loans held for sale	14,012	29,018	36,053
Loans and Leases:
Commercial	8,577,898	8,612,549	6,880,838
Commercial real estate	6,322,637	6,307,567	5,949,339
Residential mortgages	4,782,016	4,885,821	4,972,685
Consumer	1,958,664	2,046,086	2,234,124
Total loans and leases	21,641,215	21,852,023	20,036,986
Allowance for credit losses on loans and leases	(359,431)	(369,811)	(209,096)
Loans and leases, net	21,281,784	21,482,212	19,827,890
Federal Home Loan Bank and Federal Reserve Bank stock	77,594	89,611	149,046
Premises and equipment, net	226,743	250,535	270,413
Goodwill and other intangible assets, net	560,756	561,902	560,290
Cash surrender value of life insurance policies	564,195	561,021	550,651
Deferred tax asset, net	81,286	76,695	61,975
Accrued interest receivable and other assets	626,551	674,304	455,380
Total Assets	$32,590,690	$32,994,443	$30,389,344

Liabilities and Shareholders' Equity:
Deposits:
Demand	$6,155,592	$6,136,814	$4,446,463
Health savings accounts	7,120,017	6,976,280	6,416,135
Interest-bearing checking	3,652,763	3,390,921	2,689,734
Money market	2,940,215	3,069,098	2,312,840
Savings	4,979,031	4,777,000	4,354,809
Certificates of deposit	2,487,818	2,570,440	3,104,765
Total deposits	27,335,436	26,920,553	23,324,746
Securities sold under agreements to repurchase and other borrowings	995,355	1,301,822	1,040,431
Federal Home Loan Bank advances	133,164	433,243	1,948,476
Long-term debt	567,663	568,846	540,364
Accrued expenses and other liabilities	324,447	550,289	327,557
Total liabilities	29,356,065	29,774,753	27,181,574
Preferred stock	145,037	145,037	145,037
Common shareholders' equity	3,089,588	3,074,653	3,062,733
Total shareholders’ equity	3,234,625	3,219,690	3,207,770
Total Liabilities and Shareholders' Equity	$32,590,690	$32,994,443	$30,389,344

WEBSTER FINANCIAL CORPORATION Consolidated Statements of Income (unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands, except per share data)	2020	2019	2020	2019
Interest income:
Interest and fees on loans and leases	$189,010	$223,527	$789,719	$924,693
Interest and dividends on securities	46,874	58,205	211,561	229,163
Loans held for sale	181	268	769	727
Total interest income	236,065	282,000	1,002,049	1,154,583
Interest expense:
Deposits	8,651	31,586	67,897	129,577
Borrowings	10,485	19,164	42,759	69,879
Total interest expense	19,136	50,750	110,656	199,456
Net interest income	216,929	231,250	891,393	955,127
Provision for credit losses	(1,000)	6,000	137,750	37,800
Net interest income after provision for loan and lease losses	217,929	225,250	753,643	917,327
Non-interest income:
Deposit service fees	38,345	40,470	156,032	168,022
Loan and lease related fees	9,095	8,704	29,127	31,327
Wealth and investment services	8,820	8,476	32,916	32,932
Mortgage banking activities	4,110	2,286	18,295	6,115
Increase in cash surrender value of life insurance policies	3,662	3,670	14,561	14,612
Gain on investment securities, net	—	29	8	29
Other income	12,731	7,284	34,338	32,278
Total non-interest income	76,763	70,919	285,277	285,315
Non-interest expense:
Compensation and benefits	122,754	100,467	428,391	395,402
Occupancy	28,024	14,379	71,029	57,181
Technology and equipment	29,122	27,639	112,273	105,283
Marketing	3,485	3,957	14,125	16,286
Professional and outside services	11,380	4,674	32,424	21,380
Intangible assets amortization	1,147	962	4,160	3,847
Loan workout expenses	261	474	1,758	2,952
Deposit insurance	4,372	4,662	18,316	17,954
Other expenses	18,985	22,516	76,470	95,665
Total non-interest expense	219,530	179,730	758,946	715,950
Income before income taxes	75,162	116,439	279,974	486,692
Income tax expense	15,118	25,966	59,353	103,969
Net income	60,044	90,473	220,621	382,723
Preferred stock dividends and other	(2,329)	(2,407)	(9,147)	(9,738)
Earnings applicable to common shareholders	$57,715	$88,066	$211,474	$372,985

Weighted-average common shares outstanding - Diluted	89,915	91,916	90,151	91,882

Earnings per common share:
Basic	$0.64	$0.96	$2.35	$4.07
Diluted	0.64	0.96	2.35	4.06

WEBSTER FINANCIAL CORPORATION Five Quarter Consolidated Statements of Income (unaudited)
	Three Months Ended
(In thousands, except per share data)	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Interest income:
Interest and fees on loans and leases	$189,010	$188,001	$196,521	$216,187	$223,527
Interest and dividends on securities	46,874	51,009	55,570	58,108	58,205
Loans held for sale	181	229	184	175	268
Total interest income	236,065	239,239	252,275	274,470	282,000
Interest expense:
Deposits	8,651	12,598	18,805	27,843	31,586
Borrowings	10,485	7,385	9,063	15,826	19,164
Total interest expense	19,136	19,983	27,868	43,669	50,750
Net interest income	216,929	219,256	224,407	230,801	231,250
Provision for credit losses	(1,000)	22,750	40,000	76,000	6,000
Net interest income after provision for loan and lease losses	217,929	196,506	184,407	154,801	225,250
Non-interest income:
Deposit service fees	38,345	39,278	35,839	42,570	40,470
Loan and lease related fees	9,095	6,568	6,968	6,496	8,704
Wealth and investment services	8,820	8,255	7,102	8,739	8,476
Mortgage banking activities	4,110	7,087	4,205	2,893	2,286
Increase in cash surrender value of life insurance policies	3,662	3,695	3,624	3,580	3,670
Gain on investment securities, net	—	—	—	8	29
Other income	12,731	10,177	2,338	9,092	7,284
Total non-interest income	76,763	75,060	60,076	73,378	70,919
Non-interest expense:
Compensation and benefits	122,754	104,019	99,731	101,887	100,467
Occupancy	28,024	14,275	14,245	14,485	14,379
Technology and equipment	29,122	27,846	27,468	27,837	27,639
Marketing	3,485	3,852	3,286	3,502	3,957
Professional and outside services	11,380	9,223	6,158	5,663	4,674
Intangible assets amortization	1,147	1,089	962	962	962
Loan workout expenses	261	612	392	493	474
Deposit insurance	4,372	4,204	5,015	4,725	4,662
Other expenses	18,985	18,876	19,327	19,282	22,516
Total non-interest expense	219,530	183,996	176,584	178,836	179,730
Income before income taxes	75,162	87,570	67,899	49,343	116,439
Income tax expense	15,118	18,289	14,802	11,144	25,966
Net income	60,044	69,281	53,097	38,199	90,473
Preferred stock dividends and other	(2,329)	(2,391)	(2,368)	(2,178)	(2,407)
Earnings applicable to common shareholders	$57,715	$66,890	$50,729	$36,021	$88,066

Weighted-average common shares outstanding - Diluted	89,915	89,738	89,570	91,206	91,916

Earnings per common share:
Basic	$0.64	$0.75	$0.57	$0.40	$0.96
Diluted	0.64	0.75	0.57	0.39	0.96

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Yields and Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Three Months Ended December 31,
		2020			2019
(Dollars in thousands)	Average balance	Interest	Yield/rate	Average balance	Interest	Yield/rate
Assets:
Interest-earning assets:
Loans and leases	$21,729,250	$189,829	3.44%	$19,808,521	$224,259	4.46%
Investment securities (a)	8,923,336	48,124	2.22	8,323,512	58,724	2.86
Federal Home Loan and Federal Reserve Bank stock	85,535	484	2.25	127,770	1,007	3.13
Interest-bearing deposits	102,011	24	0.09	56,484	228	1.58
Loans held for sale	25,777	181	2.80	32,599	268	3.28
Total interest-earning assets	30,865,909	$238,642	3.08%	28,348,886	$284,486	3.98%
Non-interest-earning assets	2,000,217			1,969,620
Total Assets	$32,866,126			$30,318,506

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Demand deposits	$6,213,119	$—	—%	$4,417,167	$—	—%
Health savings accounts	7,012,813	1,557	0.09	6,320,475	3,166	0.20
Interest-bearing checking, money market and savings	11,469,937	2,400	0.08	9,420,738	13,944	0.59
Certificates of deposit	2,519,845	4,694	0.74	3,202,242	14,476	1.79
Total deposits	27,215,714	8,651	0.13	23,360,622	31,586	0.54

Securities sold under agreements to repurchase and other borrowings	1,073,014	623	0.23	1,275,293	4,726	1.45
Federal Home Loan Bank advances	313,354	5,622	7.02	1,550,528	8,932	2.25
Long-term debt (a)	568,237	4,240	3.24	547,584	5,506	4.21
Total borrowings	1,954,605	10,485	2.17	3,373,405	19,164	2.25
Total interest-bearing liabilities	29,170,319	$19,136	0.26%	26,734,027	$50,750	0.75%
Non-interest-bearing liabilities	456,586			387,916
Total liabilities	29,626,905			27,121,943

Preferred stock	145,037			145,037
Common shareholders' equity	3,094,184			3,051,526
Total shareholders' equity	3,239,221			3,196,563
Total Liabilities and Shareholders' Equity	$32,866,126			$30,318,506
Tax-equivalent net interest income		219,506			233,736
Less: tax-equivalent adjustments		(2,577)			(2,486)
Net interest income		$216,929			$231,250
Net interest margin			2.83%			3.27%

(a) For purposes of yield/rate computation, unrealized gain (loss) balances on securities available for sale and senior fixed-rate notes hedges are excluded.

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Yields and Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Twelve Months Ended December 31,
		2020			2019
(Dollars in thousands)	Average balance	Interest	Yield/rate	Average balance	Interest	Yield/rate
Assets:
Interest-earning assets:
Loans and leases	$21,385,702	$792,929	3.71%	$19,209,611	$927,395	4.83%
Investment securities (a)	8,647,322	215,151	2.56	7,761,937	229,989	2.97
Federal Home Loan and Federal Reserve Bank stock	102,943	3,200	3.11	113,518	4,956	4.37
Interest-bearing deposits	93,011	246	0.26	56,458	1,211	2.14
Loans held for sale	25,902	769	2.97	22,437	727	3.24
Total interest-earning assets	30,254,880	$1,012,295	3.37%	27,163,961	$1,164,278	4.29%
Non-interest-earning assets	2,012,900			1,897,078
Total Assets	$32,267,780			$29,061,039

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Demand deposits	$5,698,399	$—	—%	$4,300,407	$—	—%
Health savings accounts	6,893,996	9,530	0.14	6,240,201	12,316	0.20
Interest-bearing checking, money market and savings	10,689,634	25,248	0.24	9,144,086	54,566	0.60
Certificates of deposit	2,760,561	33,119	1.20	3,267,913	62,695	1.92
Total deposits	26,042,590	67,897	0.26	22,952,607	129,577	0.56

Securities sold under agreements to repurchase and other borrowings	1,292,571	5,941	0.46	1,008,704	17,953	1.78
Federal Home Loan Bank advances	730,125	18,767	2.57	1,201,839	31,399	2.61
Long-term debt (a)	564,919	18,051	3.45	468,111	20,527	4.51
Total borrowings	2,587,615	42,759	1.68	2,678,654	69,879	2.62
Total interest-bearing liabilities	28,630,205	$110,656	0.39%	25,631,261	$199,456	0.78%
Non-interest-bearing liabilities	439,084			362,059
Total liabilities	29,069,289			25,993,320

Preferred stock	145,037			145,037
Common shareholders' equity	3,053,454			2,922,682
Total shareholders' equity	3,198,491			3,067,719
Total Liabilities and Shareholders' Equity	$32,267,780			$29,061,039
Tax-equivalent net interest income		901,639			964,822
Less: tax-equivalent adjustments		(10,246)			(9,695)
Net interest income		$891,393			$955,127
Net interest margin			3.00%			3.55%

(a) For purposes of yield/rate computation, unrealized gain (loss) balances on securities available for sale and senior fixed-rate notes hedges are excluded.

WEBSTER FINANCIAL CORPORATION Five Quarter Loan and Lease Balances (unaudited)
(Dollars in thousands)	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Loan and Lease Balances (actual):
Commercial non-mortgage	$7,687,300	$7,722,838	$7,606,245	$6,385,619	$5,833,952
Asset-based lending	890,598	889,711	940,524	1,180,328	1,046,886
Commercial real estate	6,322,637	6,307,567	6,207,314	6,122,474	5,949,339
Residential mortgages	4,782,016	4,885,821	4,921,573	4,991,512	4,972,685
Consumer	1,958,664	2,046,086	2,126,861	2,211,591	2,234,124
Total Loan and Lease Balances	21,641,215	21,852,023	21,802,517	20,891,524	20,036,986
Allowance for credit losses on loans and leases	(359,431)	(369,811)	(358,522)	(334,931)	(209,096)
Loans and Leases, net	$21,281,784	$21,482,212	$21,443,995	$20,556,593	$19,827,890

Loan and Lease Balances (average):
Commercial non-mortgage	$7,662,828	$7,683,879	$7,318,814	$6,005,501	$5,879,600
Asset-based lending	874,221	922,653	1,030,928	1,085,624	1,087,537
Commercial real estate	6,363,776	6,260,114	6,136,091	5,996,728	5,667,764
Residential mortgages	4,821,199	4,914,368	4,946,746	5,013,888	4,917,365
Consumer	2,007,226	2,089,726	2,176,335	2,223,058	2,256,255
Total Loan and Lease Balances	21,729,250	21,870,740	21,608,914	20,324,799	19,808,521
Allowance for credit losses on loans and leases	(375,080)	(363,552)	(340,050)	(269,273)	(211,460)
Loans and Leases, net	$21,354,170	$21,507,188	$21,268,864	$20,055,526	$19,597,061

WEBSTER FINANCIAL CORPORATION Five Quarter Nonperforming Assets and Past Due Loans and Leases (unaudited)
(Dollars in thousands)	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Nonperforming loans and leases:
Commercial non-mortgage	$71,499	$75,080	$75,340	$74,077	$64,793
Asset-based lending	2,622	3,789	138	137	139
Commercial real estate	21,222	8,784	15,889	12,901	11,554
Residential mortgages	41,033	41,498	46,500	42,393	43,100
Consumer	31,629	33,485	35,187	32,785	31,320
Total nonperforming loans and leases	$168,005	$162,636	$173,054	$162,293	$150,906

Other real estate owned and repossessed assets:
Commercial non-mortgage	$175	$175	$272	$121	$271
Residential mortgages	1,544	3,899	3,081	4,480	4,247
Consumer	590	604	1,974	2,226	1,956
Total other real estate owned and repossessed assets	$2,309	$4,678	$5,327	$6,827	$6,474
Total nonperforming assets	$170,314	$167,314	$178,381	$169,120	$157,380

Past due 30-89 days:
Commercial non-mortgage	$8,918	$3,821	$13,959	$8,200	$8,482
Asset-based lending	1,175	—	—	—	—
Commercial real estate	3,003	329	2,363	2,217	1,700
Residential mortgages	10,623	9,291	15,445	11,814	13,598
Consumer	8,720	8,349	7,857	14,666	18,835
Total past due 30-89 days	32,439	21,790	39,624	36,897	42,615
Past due 90 days or more and accruing	445	—	198	75	—
Total past due loans and leases	$32,884	$21,790	$39,822	$36,972	$42,615

Five Quarter Changes in the Allowance for Credit Losses on Loans and Leases (unaudited)
	For the Three Months Ended
(Dollars in thousands)	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Beginning balance	$369,811	$358,522	$334,931	$209,096	$209,152
Adoption of ASU No. 2016-13	—	—	—	57,568	—
Provision	(992)	22,753	40,003	76,085	6,000
Charge-offs:
Commercial non-mortgage	7,876	12,085	15,294	5,544	5,041
Asset-based lending	—	10	—	—	—
Commercial real estate	688	1,399	—	30	23
Residential mortgages	105	546	194	1,511	876
Consumer	2,673	1,717	2,586	3,076	3,165
Total charge-offs	11,342	15,757	18,074	10,161	9,105
Recoveries:
Commercial non-mortgage	232	1,978	271	558	236
Asset-based lending	33	—	10	3	33
Commercial real estate	3	47	2	3	3
Residential mortgages	190	521	83	235	534
Consumer	1,496	1,747	1,296	1,544	2,243
Total recoveries	1,954	4,293	1,662	2,343	3,049
Total net charge-offs	9,388	11,464	16,412	7,818	6,056
Ending balance	$359,431	$369,811	$358,522	$334,931	$209,096

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures
The Company evaluates its business based on certain ratios that utilize non-GAAP financial measures. The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results and financial position of the Company. Other companies may define or calculate supplemental financial data differently.
The efficiency ratio, which measures the costs expended to generate a dollar of revenue, is calculated excluding certain non-operational items. Return on average tangible common shareholders' equity measures the Company’s net income available to common shareholders, adjusted for the tax-effected amortization of intangible assets, as a percentage of average shareholders’ equity less average preferred stock and average goodwill and intangible assets. The tangible equity ratio represents shareholders’ equity less goodwill and intangible assets divided by total assets less goodwill and intangible assets. The tangible common equity ratio represents shareholders’ equity less preferred stock and goodwill and intangible assets divided by total assets less goodwill and intangible assets. Tangible book value per common share represents shareholders’ equity less preferred stock and goodwill and intangible assets divided by common shares outstanding at the end of the period. Core deposits express total deposits less time deposits, including brokered time deposits. Adjusted diluted earnings per share (EPS) for the quarter ended December 31, 2020 is calculated by excluding after tax non-operational items from reported earnings applicable to common shareholders. See the tables below for reconciliations of these non-GAAP financial measures with financial measures defined by GAAP.

	At or for the Three Months Ended
(In thousands, except per share data)	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Efficiency ratio:
Non-interest expense (GAAP)	$219,530	$183,996	$176,584	$178,836	$179,730
Less: Foreclosed property activity (GAAP)	(836)	(201)	(217)	(250)	263
Intangible assets amortization (GAAP)	1,147	1,089	962	962	962
Strategic initiatives (non-GAAP)	38,265	4,786	—	—	—
Non-interest expense (non-GAAP)	$180,954	$178,322	$175,839	$178,124	$178,505
Net interest income (GAAP)	$216,929	$219,256	$224,407	$230,801	$231,250
Add: Tax-equivalent adjustment (non-GAAP)	2,577	2,635	2,561	2,473	2,486
Non-interest income (GAAP)	76,763	75,060	60,076	73,378	70,919
Other (non-GAAP)	291	297	293	299	402
Loss on hedge terminations (GAAP)	3,680	—	—	—	—
Customer derivative fair value adjustment (GAAP)	—	—	5,511	—	—
Less: Gain on investment securities, net (GAAP)	—	—	—	8	29
Income (non-GAAP)	$300,240	$297,248	$292,848	$306,943	$305,028
Efficiency ratio (non-GAAP)	60.27%	59.99%	60.04%	58.03%	58.52%

Return on average tangible common shareholders' equity:
Net income (GAAP)	$60,044	$69,281	$53,097	$38,199	$90,473
Less: Preferred stock dividends (GAAP)	1,969	1,968	1,969	1,969	1,969
Add: Intangible assets amortization, tax-effected (GAAP)	906	860	760	760	760
Income adjusted for preferred stock dividends and intangible assets amortization (non-GAAP)	$58,981	$68,173	$51,888	$36,990	$89,264
Income adjusted for preferred stock dividends and intangible assets amortization, annualized basis (non-GAAP)	$235,924	$272,692	$207,552	$147,960	$357,056
Average shareholders' equity (non-GAAP)	$3,239,221	$3,205,330	$3,155,368	$3,193,525	$3,196,563
Less: Average preferred stock (non-GAAP)	145,037	145,037	145,037	145,037	145,037
Average goodwill and other intangible assets (non-GAAP)	561,303	560,959	558,835	559,786	560,750
Average tangible common shareholders' equity (non-GAAP)	$2,532,881	$2,499,334	$2,451,496	$2,488,702	$2,490,776
Return on average tangible common shareholders' equity (non-GAAP)	9.31%	10.91%	8.47%	5.95%	14.34%

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures (continued)

	At or for the Three Months Ended
(In thousands, except per share data)	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Tangible equity:
Shareholders' equity (GAAP)	$3,234,625	$3,219,690	$3,174,779	$3,090,242	$3,207,770
Less: Goodwill and other intangible assets (GAAP)	560,756	561,902	558,367	559,328	560,290
Tangible shareholders' equity (non-GAAP)	$2,673,869	$2,657,788	$2,616,412	$2,530,914	$2,647,480
Total assets (GAAP)	$32,590,690	$32,994,443	$32,708,617	$31,654,874	$30,389,344
Less: Goodwill and other intangible assets (GAAP)	560,756	561,902	558,367	559,328	560,290
Tangible assets (non-GAAP)	$32,029,934	$32,432,541	$32,150,250	$31,095,546	$29,829,054
Tangible equity (non-GAAP)	8.35%	8.19%	8.14%	8.14%	8.88%

Tangible common equity:
Tangible shareholders' equity (non-GAAP)	$2,673,869	$2,657,788	$2,616,412	$2,530,914	$2,647,480
Less: Preferred stock (GAAP)	145,037	145,037	145,037	145,037	145,037
Tangible common shareholders' equity (non-GAAP)	$2,528,832	$2,512,751	$2,471,375	$2,385,877	$2,502,443
Tangible assets (non-GAAP)	$32,029,934	$32,432,541	$32,150,250	$31,095,546	$29,829,054
Tangible common equity (non-GAAP)	7.90%	7.75%	7.69%	7.67%	8.39%

Tangible book value per common share:
Tangible common shareholders' equity (non-GAAP)	$2,528,832	$2,512,751	$2,471,375	$2,385,877	$2,502,443
Common shares outstanding	90,199	90,204	90,194	90,172	92,027
Tangible book value per common share (non-GAAP)	$28.04	$27.86	$27.40	$26.46	$27.19

Core deposits:
Total deposits	$27,335,436	$26,920,553	$26,355,997	$24,513,837	$23,324,746
Less: Certificates of deposit	2,487,818	2,570,440	2,666,047	2,891,161	3,104,765
Brokered certificates of deposit	—	—	—	100,000	—
Core deposits (non-GAAP)	$24,847,618	$24,350,113	$23,689,950	$21,522,676	$20,219,981

(In millions, except per share data)
GAAP earnings adjusted for strategic optimization initiatives:	Pre-Tax	After Tax	Diluted EPS
Reported net income (GAAP)	$75.2	$60.0	$0.64
Severance	17.9	13.2	0.15
Facilities optimization	14.5	10.7	0.12
Project costs	5.5	4.0	0.04
Debt prepayment costs	4.1	3.3	0.04
Adjusted net income (non-GAAP)	$117.2	$91.2	$0.99